Century Communities Reports Third Quarter 2026 Results

- Deliveries of 2,442 Homes Generating $864.5 Million in Total Revenues -

- Ending Community Count Increased Sequentially to 343, a Company Record -

- Book Value Per Share of $90.61, a Company Record -

- Acquired the Assets of HistoryMaker Homes on October 7, 2026 -

- Increased Capacity on Revolving Line of Credit to $1.2 Billion -

Greenwood Village, Colorado (October 28, 2026) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its third quarter ended September 30, 2026.

Third Quarter 2026 Highlights

•	Net income of $12.6 million, or $0.44 per diluted share
•	Adjusted net income of $28.8 million, or $1.01 per diluted share
•	Total revenues of $864.5 million
•	Deliveries of 2,442 homes
•	Community count of 343, a Company record
•	Book value per share of $90.61, a Company record
•	Net new home contracts of 2,284
•	GAAP homebuilding gross margin of 15.0% inclusive of inventory impairment charges
•	Adjusted homebuilding gross margin of 19.3%
•	Repurchased 169,903 shares of common stock for $11.6 million

“The third quarter was marked by a significant rise in interest rates, continued inflation and macroeconomic uncertainty, which weighed heavily on consumer confidence in general and first-time homebuyers in particular,” said Dale Francescon, Executive Chairman. “Despite these pressures, we continued to make good progress on the operational side of the business during the quarter. We grew our ending community count by 7% year-over-year and 4% sequentially to a new Company record of 343 communities. Our direct construction costs, finished lot costs, and fixed G&A excluding advertising all decreased vs. the prior quarter as we continued to effectively manage our costs and grew our book value per share to a Company record $90.61.”

Rob Francescon, Chief Executive Officer and President, said, “In early October, we acquired substantially all of the assets of HistoryMaker Homes in support of our strategy of deepening our share in existing markets to drive improved margins and returns. This acquisition will accelerate our growth in the largest housing market in the country and one we believe will benefit from solid long-term fundamentals. Specifically, the transaction will increase Century’s Dallas division’s active communities from 12 to 41 communities as of September 30, 2026 and triple deliveries from 211 to 669 homes on a trailing-twelve-month basis through the third quarter 2026.”

Acquisition of HistoryMaker Homes

Century Communities acquired substantially all of the assets of HistoryMaker Homes on October 7, 2026. Founded in 1949, HistoryMaker is Texas’ longest-standing production homebuilder and builds exclusively in the Dallas-Fort Worth metroplex. The transaction provides Century with the scale, land position and local talent to accelerate its growth in the largest housing market in the country. HistoryMaker also serves a wider range of the Dallas-Fort Worth market through its focus on both entry-level and move-up homes. Century will also maintain an ongoing land relationship with HistoryMaker's sister land development company, which will complete land development on current and future communities for Century in Dallas-Fort Worth.

Third Quarter 2026 Results

Net income for the third quarter 2026 was $12.6 million, or $0.44 per diluted share. Adjusted net income was $28.8 million, or $1.01 per diluted share.

Total revenues were $864.5 million, with third quarter home sales revenues totaling $842.5 million. Deliveries totaled 2,442 homes. The average sales price of home deliveries for the third quarter 2026 was $345,000.

Net new home contracts in the third quarter 2026 were 2,284, and at the end of the third quarter 2026, the Company had 1,106 homes in backlog, representing $414.0 million of backlog dollar value. Adjusted homebuilding gross margin percentage, excluding interest, purchase price accounting and inventory impairment was 19.3% in the third quarter of 2026, and homebuilding gross margin was 15.0%. Homebuilding gross margin excluding inventory impairment was 17.3%. Selling, general, and administrative expenses as a percent of home sales revenues were 14.1% in the quarter. Adjusted EBITDA and EBITDA for the third quarter 2026 were $63.4 million and $37.1 million, respectively.

Financial services revenues and pre-tax income were $21.2 million and $6.2 million, respectively, in the third quarter 2026.

Balance Sheet and Liquidity

The Company ended the third quarter 2026 with a strong financial position, including $2.6 billion of stockholders’ equity and $863.8 million of total liquidity, including $119.8 million of cash, including cash equivalents and cash held in escrow. Century amended its revolving line of credit at the end of the quarter, increasing its capacity to $1.2 billion and extending its maturity to November 2030.

Book value per share was $90.61, a Company record, as of September 30, 2026.

During the third quarter, consistent with Century’s disciplined capital allocation approach to enhance the long-term value of the Company and return capital to our stockholders, Century maintained its quarterly cash dividend of $0.32 per share and repurchased 169,903 shares of our common stock for $11.6 million.

As of September 30, 2026, homebuilding debt to capital equaled 36.8% and net homebuilding debt to net capital equaled 34.9%.

Full Year 2026 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “Given the impact of increased mortgage rates on our orders and deliveries, we now expect our full year 2026 home deliveries to be in the range of 9,350 to 9,650 homes, including 100 deliveries from HistoryMaker in the fourth quarter, and our home sales revenues to be in the range of $3.3 billion to $3.4 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, October 28, 2026, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s third quarter 2026 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 833-461-5787 (domestic) or 585-542-9983 (international) and enter the conference ID 100 064 380. The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation’s largest homebuilders and a recognized industry leader in online home sales. Newsweek has named the Company one of America's Most Trustworthy Companies for three consecutive years, and Century Communities has also been designated as one of U.S. News & World Report’s Best Companies to Work For (2025-2026). Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 16 states and over 45 markets across the U.S., and also offers mortgage, title, insurance brokerage, and escrow services in select markets through its Inspire Home Loans, Parkway Title, IHL Home Insurance Agency, and IHL Escrow subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted homebuilding gross margin, homebuilding gross margin excluding inventory impairment, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “should,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2026, including anticipated home deliveries and home sales revenues, and anticipated benefits of the recent HistoryMaker Homes acquisition. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statements: changes in general economic conditions, including interest rates, inflation, and employment levels; consumer confidence and affordability concerns; the impact of geopolitical conflicts including in the Middle East, tariffs and increased costs, immigration reform and enforcement, global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the availability and cost of financing; home incentive levels; the ability to identify and acquire desirable land and dispose of land when appropriate; availability and pricing for land, labor and raw materials and other resources; reliance on contractors and key personnel; the effect of competition; risks associated with the Company’s mortgage lending business and increased use of adjustable-rate mortgages; risks associated with the Company’s recent HistoryMaker Homes acquisition, including the possibility that the Company will not realize the anticipated benefits of such acquisition; risks associated with the Company’s multi-family rental businesses; future impairment and restructuring charges; the effect of tax changes; the effect of recent federal housing legislation; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Homebuilding Revenues
Home sales revenues	$842,493	$955,162	$2,474,127	$2,815,365
Land sales and other revenues	823	5,764	38,249	7,209
Total homebuilding revenues	843,316	960,926	2,512,376	2,822,574
Financial services revenues	21,151	19,358	68,991	61,666
Total revenues	864,467	980,284	2,581,367	2,884,240
Homebuilding Cost of Revenues
Cost of home sales revenues	(716,082)	(783,746)	(2,054,741)	(2,296,184)
Cost of land sales and other revenues	(26)	(6,303)	(24,275)	(7,199)
Total homebuilding cost of revenues	(716,108)	(790,049)	(2,079,016)	(2,303,383)
Financial services costs	(14,962)	(16,371)	(45,261)	(50,095)
Selling, general, and administrative expense	(118,837)	(119,895)	(362,335)	(369,491)
Other income (expense), net	1,275	(6,131)	3,479	(13,832)
Income before income tax expense	15,835	47,838	98,234	147,439
Income tax expense	(3,218)	(10,435)	(25,060)	(35,798)
Net income	$12,617	$37,403	$73,174	$111,641

Earnings per share:
Basic	$0.44	$1.26	$2.55	$3.69
Diluted	$0.44	$1.25	$2.54	$3.65
Weighted average common shares outstanding:
Basic	28,363,406	29,645,795	28,722,425	30,266,752
Diluted	28,476,268	30,019,153	28,774,514	30,611,011

Century Communities, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30,	December 31,
	2026	2025
Assets	(unaudited)	(audited)
Cash and cash equivalents	$86,086	$109,443
Cash held in escrow	33,740	48,571
Accounts receivable	58,907	57,242
Inventories	3,744,023	3,361,158
Mortgage loans held for sale	186,506	299,145
Prepaid expenses and other assets	527,581	435,683
Property and equipment, net	75,232	69,368
Deferred tax assets, net	36,841	38,176
Goodwill	41,109	41,109
Total assets	$4,790,025	$4,459,895
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$142,568	$114,416
Accrued expenses and other liabilities	273,872	310,602
Notes payable	1,165,321	1,102,376
Revolving line of credit	456,000	51,500
Mortgage repurchase facilities	191,266	289,269
Total liabilities	2,229,027	1,868,163
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 28,264,817 and 29,050,515 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	283	291
Additional paid-in capital	310,161	385,962
Retained earnings	2,250,554	2,205,479
Total stockholders' equity	2,560,998	2,591,732
Total liabilities and stockholders' equity	$4,790,025	$4,459,895

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
West	268	337	(20.5)%	913	1,052	(13.2)%
Mountain	350	418	(16.3)%	1,216	1,216	—%
Texas	524	433	21.0%	1,565	1,436	9.0%
Southeast	302	388	(22.2)%	1,047	1,159	(9.7)%
Century Complete	840	810	3.7%	2,537	2,761	(8.1)%
Total	2,284	2,386	(4.3)%	7,278	7,624	(4.5)%

New Home Deliveries

(dollars in thousands)

	Three Months Ended September 30,
	2026		2025		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	278	$550.7	369	$591.0	(24.7)%	(6.8)%
Mountain	386	467.0	401	506.0	(3.7)%	(7.7)%
Texas	540	286.1	460	293.8	17.4%	(2.6)%
Southeast	310	389.7	423	413.8	(26.7)%	(5.8)%
Century Complete	928	252.0	833	268.9	11.4%	(6.3)%
Total / Weighted Average	2,442	$345.0	2,486	$384.2	(1.8)%	(10.2)%

	Nine Months Ended September 30,
	2026		2025		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	877	$563.0	1,007	$597.4	(12.9)%	(5.8)%
Mountain	1,146	470.0	1,226	517.2	(6.5)%	(9.1)%
Texas	1,438	287.5	1,418	295.6	1.4%	(2.7)%
Southeast	987	388.6	1,127	427.5	(12.4)%	(9.1)%
Century Complete	2,513	256.6	2,579	263.2	(2.6)%	(2.5)%
Total / Weighted Average	6,961	$355.4	7,357	$382.7	(5.4)%	(7.1)%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of September 30,		Increase/Decrease
	2026	2025	Amount	% Change
West	41	38	3	7.9%
Mountain	57	53	4	7.5%
Texas	86	73	13	17.8%
Southeast	37	45	(8)	(17.8)%
Century Complete	122	112	10	8.9%
Total	343	321	22	6.9%

Backlog

(dollars in thousands)

	As of September 30,
	2026			2025			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	155	$86,808	$560.0	204	$115,035	$563.9	(24.0)%	(24.5)%	(0.7)%
Mountain	178	95,939	539.0	139	73,330	527.6	28.1%	30.8%	2.2%
Texas	263	76,233	289.9	195	59,212	303.6	34.9%	28.7%	(4.5)%
Southeast	160	64,684	404.3	139	61,170	440.1	15.1%	5.7%	(8.1)%
Century Complete	350	90,292	258.0	440	108,177	245.9	(20.5)%	(16.5)%	4.9%
Total / Weighted Average	1,106	$413,956	$374.3	1,117	$416,924	$373.3	(1.0)%	(0.7)%	0.3%

Lot Inventory

	As of September 30,
	2026			2025			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	3,562	2,309	5,871	3,709	2,207	5,916	(4.0)%	4.6%	(0.8)%
Mountain	7,314	2,501	9,815	8,522	1,292	9,814	(14.2)%	93.6%	0.0%
Texas	13,293	5,235	18,528	14,713	3,198	17,911	(9.7)%	63.7%	3.4%
Southeast	5,141	5,729	10,870	5,221	7,857	13,078	(1.5)%	(27.1)%	(16.9)%
Century Complete	4,163	11,722	15,885	4,318	11,202	15,520	(3.6)%	4.6%	2.4%
Total	33,473	27,496	60,969	36,483	25,756	62,239	(8.3)%	6.8%	(2.0)%
% of Total	54.9%	45.1%	100.0%	58.6%	41.4%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (“Adjusted EPS”) are non-GAAP financial measures that the Company believes are useful to management, investors and other users of its financial information in evaluating its operating results and understanding its operating trends without the effect of specified factors that management believes affect comparability.  The Company believes excluding specified factors that management believes affect comparability provides more comparable assessment of its financial results from period to period. The Company defines adjusted net income as consolidated net income before (i) income tax expense; (ii) inventory impairment; (iii) abandonment of lot option contracts; (iv) restructuring costs; (v) loss on debt extinguishment; (vi) impairment on other investment; and (vii) purchase price accounting for acquired work in process inventory; in each case, as applicable during a period, less adjusted income tax expense, calculated using the Company’s estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Numerator
Net income	$12,617	$37,403	$73,174	$111,641
Denominator
Weighted average common shares outstanding - basic	28,363,406	29,645,795	28,722,425	30,266,752
Dilutive effect of stock-based compensation awards	112,862	373,358	52,089	344,259
Weighted average common shares outstanding - diluted	28,476,268	30,019,153	28,774,514	30,611,011
Earnings per share:
Basic	$0.44	$1.26	$2.55	$3.69
Diluted	$0.44	$1.25	$2.54	$3.65

Adjusted earnings per share
Numerator
Net income	$12,617	$37,403	$73,174	$111,641
Income tax expense	3,218	10,435	25,060	35,798
Income before income tax expense	15,835	47,838	98,234	147,439
Inventory impairment	19,605	3,180	19,605	10,951
Abandonment of lot option contracts	2,320	5,159	4,399	9,306
Restructuring costs	—	—	—	1,505
Loss on debt extinguishment	—	1,361	—	1,361
Purchase price accounting for acquired work in process inventory	899	2,830	2,200	6,763
Adjusted income before income tax expense	38,659	60,368	124,438	177,325
Adjusted income tax expense(1)	(9,862)	(14,657)	(31,745)	(43,054)
Adjusted net income	$28,797	$45,711	$92,693	$134,271

Denominator - Diluted	28,476,268	30,019,153	28,774,514	30,611,011

Adjusted diluted earnings per share	$1.01	$1.52	$3.22	$4.39

(1)

The tax rates used in calculating adjusted net income for the both three and nine months ended September 30, 2026 were 25.5%,  which are reflective of our GAAP tax rates for the nine months ended September 30, 2026. The tax rates used in calculating adjusted net income for the three and nine months ended September 30, 2025 were each 24.3%, respectively, which are reflective of our GAAP tax rates for the nine months ended September 30, 2025.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable), is not a  measurement of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s GAAP operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin (in thousands)

	Three Months Ended September 30,
	2026	%	2025	%
Home sales revenues	$842,493	100.0%	$955,162	100.0%
Cost of home sales revenues	(716,082)	(85.0)%	(783,746)	(82.1)%
Homebuilding gross margin	126,411	15.0%	171,416	17.9%
Add: Inventory impairment	19,605	2.3%	3,180	0.3%
Adjusted homebuilding gross margin excluding inventory impairment (1)	146,016	17.3%	174,596	18.3%
Add: Interest in cost of home sales revenues	15,873	1.9%	15,005	1.6%
Add: Purchase price accounting for acquired work in process inventory	899	0.1%	2,830	0.3%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory(1)	$162,788	19.3%	$192,431	20.1%

	Nine Months Ended September 30,
	2026	%	2025	%
Home sales revenues	$2,474,127	100.0%	$2,815,365	100.0%
Cost of home sales revenues	(2,054,741)	(83.0)%	(2,296,184)	(81.6)%
Homebuilding gross margin	419,386	17.0%	519,181	18.4%
Add: Inventory impairment	19,605	0.8%	10,951	0.4%
Adjusted homebuilding gross margin excluding inventory impairment (1)	438,991	17.7%	530,132	18.8%
Add: Interest in cost of home sales revenues	45,385	1.8%	41,994	1.5%
Add: Purchase price accounting for acquired work in process inventory	2,200	0.1%	6,763	0.2%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory(1)	$486,576	19.7%	$578,889	20.6%

(1)

Beginning in the fourth quarter of 2025, inventory impairment was reclassified to be included in cost of home sales revenues in the Company’s consolidated statements of operations rather than presented as a separate line item and prior year amounts have been reclassified to conform to this presentation.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures the Company uses as supplemental measures in evaluating operating performance. The Company defines EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) interest expense (income), and (iv) depreciation and amortization expense. The Company defines adjusted EBITDA as EBITDA before inventory impairment, abandonment of lot option contracts,  stock-based compensation expense, restructuring costs, loss on debt extinguishment,  impairment on other investment, and purchase price accounting for acquired work in process inventory, in each case as applicable during a period. The Company believes EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and other specified factors that management believes affect comparability. Accordingly, the Company’s management believes that these measurements are useful for comparing general operating performance from period to period. EBITDA and adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The presentation of adjusted EBITDA should not be construed as an indication that the Company’s future results will be unaffected by unusual or other specified factors that management believes affect comparability. Each of EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results of operations as reported under GAAP.

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Net income	$12,617	$37,403	(66.3)%	$73,174	$111,641	(34.5)%
Income tax expense	3,218	10,435	(69.2)%	25,060	35,798	(30.0)%
Interest in cost of home sales revenues	15,873	15,005	5.8%	45,385	41,994	8.1%
Interest expense (income)	54	876	(93.8)%	442	445	(0.7)%
Depreciation and amortization expense	5,365	6,005	(10.7)%	16,107	18,868	(14.6)%
EBITDA	$37,127	$69,724	(46.8)%	$160,168	$208,746	(23.3)%
Inventory impairment	19,605	3,180	516.5%	19,605	10,951	79.0%
Abandonment of lot option contracts	2,320	5,159	(55.0)%	4,399	9,306	(52.7)%
Stock-based compensation expense (1)	3,461	5,486	(36.9)%	10,641	13,720	(22.4)%
Restructuring costs	—	—	—%	—	1,505	(100.0)%
Loss on debt extinguishment	—	1,361	(100.0)%	—	1,361	(100.0)%
Purchase price accounting for acquired work in process inventory	899	2,830	(68.2)%	2,200	6,763	(67.5)%
Adjusted EBITDA	$63,412	$87,740	(27.7)%	$197,013	$252,352	(21.9)%

(1)

Beginning in the fourth quarter of 2025, the Company added “Stock-based compensation expense” as an adjustment in its non-GAAP adjusted EBITDA calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is total debt minus outstanding borrowings under construction loan agreements and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of homebuilding debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	September 30,	December 31,
	2026	2025
Notes payable	$1,165,321	$1,102,376
Revolving line of credit	456,000	51,500
Construction loan agreements	(129,450)	(90,269)
Total homebuilding debt	1,491,871	1,063,607
Total stockholders' equity	2,560,998	2,591,732
Total capital	$4,052,869	$3,655,339
Homebuilding debt to capital	36.8%	29.1%

Total homebuilding debt	$1,491,871	$1,063,607
Cash and cash equivalents	(86,086)	(109,443)
Cash held in escrow	(33,740)	(48,571)
Net homebuilding debt	1,372,045	905,593
Total stockholders' equity	2,560,998	2,591,732
Net capital	$3,933,043	$3,497,325

Net homebuilding debt to net capital	34.9%	25.9%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations and Finance

303-268-8345

InvestorRelations@CenturyCommunities.com

Category:
Earnings